EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE
05-04

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Lisa Elliott / lelliott@drg-e.com
	Quanta Services Inc.	DRG&E
	713-629-7600	713-529-6600

QUANTA SERVICES REPORTS FOURTH QUARTER RESULTS
Revenues were $419.2 million
Diluted EPS was $0.02

HOUSTON – March 10, 2005 – Quanta Services, Inc. (NYSE: PWR) today announced results for the three and twelve months ended December 31, 2004.

      Revenues in the fourth quarter of 2004 were $419.2 million, compared to revenues of $431.3 million in the fourth quarter of 2003. For the fourth quarter of 2004, net income attributable to common stock was $1.8 million, or $0.02 per diluted share, compared to a net loss attributable to common stock of $25.7 million, or a loss per share of $0.23 in the fourth quarter of 2003.

      Revenues for the twelve months of 2004 were $1.63 billion, compared to $1.64 billion for the twelve months of 2003. For the twelve months of 2004, the company reported a net loss attributable to common stock of $9.2 million, or a loss per share of $0.08, compared to a net loss attributable to common stock of $32.9 million, or a loss per share of $0.30 for the year 2003.

      “Quanta enters 2005 with cautious enthusiasm,” said John Colson, chairman and chief executive officer of Quanta Services. “The Fiber to the Premises initiatives of our telecommunications customers and increased spending by our utility customers should facilitate Quanta’s improved performance and provide growth opportunities for Quanta this year. We ended 2004 in a strong financial position with more than $265 million in cash on our balance sheet. Quanta is well positioned financially and operationally to pursue growth opportunities in 2005.”

      The fourth quarter 2003 results included a $35.1 million charge comprised of make-whole pre-payment premiums, the write-off of deferred financing costs and other related costs due to the early extinguishment of debt; a $6.5 million goodwill impairment charge associated with the closure of an operating unit; and a $2.9 million charge as a result of the disposition of an investment in a fiber network, all on a pre-tax basis.

– more –

      In addition to the previously discussed charges recorded in the fourth quarter of 2003, results for 2003 were impacted by allowances for certain accounts and notes receivable in the amount of $19.0 million, related primarily to notes receivable from one customer.

OUTLOOK

      The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

      Quanta expects revenues for the first quarter of 2005 to range from $345 million to $360 million, and a loss per share of approximately $0.04 to $0.06.

      Quanta Services has scheduled a conference call for March 10, 2005, at 9:30 a.m. Eastern time. To participate in the call, dial (303) 262-2193 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the company’s web site at www.quantaservices.com. To listen to the live call on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software.

      For those who cannot listen to the live web cast, an archive will be available shortly after the call on the company’s web site at www.quantaservices.com. A replay will be available through March 17, 2005, and may be accessed by calling (303) 590-3000 and using passcode 11026022. For more information, please contact Karen Roan at DRG&E by calling
(713) 529-6600.

      Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

This press release contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues and earnings per share and other financial and operating results, capital expenditures, growth in particular markets, strategies, expectations, intentions, plans, future events, performance, underlying assumptions, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties, including, among others, quarterly variations in operating results due to seasonality and adverse weather conditions; adverse changes in economic conditions in relevant markets; the ability to effectively compete for market share; beliefs and assumptions about the collectibility of receivables; the inability of customers to pay for services; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; estimates relating to the use of percentage-of-completion accounting; dependence on fixed price contracts; rapid technological and structural changes that could reduce the demand for services; the ability to obtain performance bonds; cancellation provisions within contracts; the replacement of contracts as they are completed or expire; the ability to effectively integrate the operations of subsidiaries; retention of key personnel and qualified employees; the impact of a unionized workforce on operations and the ability to complete future acquisitions; growth outpacing infrastructure; potential exposure to environmental liabilities; requirements relating to governmental regulation; the ability to meet the requirements of the Sarbanes-Oxley Act of 2002; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the ability to generate internal growth; and the adverse impact of goodwill impairments. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s reports filed with the Securities and Exchange Commission.

- Tables to follow -

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Twelve Months Ended December 31, 2004 and 2003 (In thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)
Revenues	$419,242	$431,289	$1,626,510	$1,642,853
Cost of services	369,341	377,677	1,445,119	1,442,958

Gross profit	49,901	53,612	181,391	199,895
Selling, general & administrative expenses	43,141	41,255	171,537	178,219
Goodwill impairment	—	6,452	—	6,452

Income from operations	6,760	5,905	9,854	15,224
Interest expense	(6,094)	(7,640)	(25,067)	(31,822)
Loss on early extinguishment of debt	—	(35,055)	—	(35,055)
Other, net	1,023	(2,489)	2,568	(1,416)

Income (loss) before taxes	1,689	(39,279)	(12,645)	(53,069)
Benefit for taxes	(147)	(13,569)	(3,451)	(18,080)

Net income (loss)	1,836	(25,710)	(9,194)	(34,989)
Dividends on preferred stock, net of forfeitures	—	—	—	(2,109)

Net income (loss) attributable to common stock	$1,836	$(25,710)	$(9,194)	$(32,880)

Basic earnings (loss) per share	$0.02	$(0.23)	$(0.08)	$(0.30)

Diluted earnings (loss) per share	$0.02	$(0.23)	$(0.08)	$(0.30)

Shares used in computing earnings (loss) per share:
Basic	114,731	113,450	114,441	110,906

Diluted	115,752	113,450	114,441	110,906

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands)

	December 31,	December 31,
	2004	2003
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$265,560	$179,626
Accounts receivable, net	348,828	365,840
Costs and estimated earnings in excess of billings on uncompleted contracts	42,092	44,477
Inventories	18,849	23,809
Prepaid expenses and other current assets	24,707	62,341

Total current assets	700,036	676,093
PROPERTY AND EQUIPMENT, net	314,983	341,542
ACCOUNTS AND NOTES RECEIVABLE, net	19,920	34,327
OTHER ASSETS, net	36,438	25,591
GOODWILL AND OTHER INTANGIBLES, net	388,620	388,882

Total assets	$1,459,997	$1,466,435

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$6,236	$5,034
Accounts payable and accrued expenses	203,656	177,241
Billings in excess of costs and estimated earnings on uncompleted contracts	11,166	17,115

Total current liabilities	221,058	199,390
LONG-TERM DEBT, net of current maturities	21,863	58,051
CONVERTIBLE SUBORDINATED NOTES	442,500	442,500
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	111,329	103,362

Total liabilities	796,750	803,303

STOCKHOLDERS’ EQUITY	663,247	663,132

Total liabilities and stockholders’ equity	$1,459,997	$1,466,435

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